Exhibit 10.6

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AMENDING AGREEMENT TO EMPLOYMENT AGREEMENT

Between:

POWER AIR CORPORATION

And:

STEVE WILLIAMS

Power Air Corporation

4777 Bennett Drive, Suite E, Livermore, California, U.S.A., 94551

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AMENDING AGREEMENT TO EMPLOYMENT AGREEMENT

                    THIS AMENDING AGREEMENT TO EMPLOYMENT AGREEMENT is made and dated for reference effective as of the 29th day of May, 2006 (the "Effective Date"), as fully executed on this _____ day of May, 2006.

BETWEEN:

POWER AIR CORPORATION, a company incorporated under the laws of the State of Nevada, U.S.A., and having an address for notice and delivery located at 4777 Bennett Drive, Suite E, Livermore, California, U.S.A., 94551

(the "Company");

OF THE FIRST PART

AND:

STEVE WILLIAMS, having an address for notice and delivery located at 40 Lane Crooked Lake, Angola, Indiana, U.S.A., 46703

(the "Executive");

OF THE SECOND PART

(the Company and the Executive being hereinafter singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires).

                    WHEREAS:

A.               In accordance with the terms and conditions of a certain underlying "Employment Agreement", dated for reference effective as at September 30, 2005, as entered into between the Parties hereto (the "Underlying Agreement"); a copy of which Underlying Agreement being attached hereto as Schedule "A" and forming a material part hereof; the Parties thereby formalized the appointment of the Executive as the President of the Company together with the provision for certain administrative and management services to be provided by the Executive to the Company in accordance with the terms and conditions of the Underlying Agreement; and

B.                As a consequence, in part, of the Executive's recent determination to resign as an executive officer and director of the Company, while at the same continuing to provide to the Company various corporate development and financing services which the Executive has heretofore provided to the Company within the scope of the Underlying Agreement, the Parties hereto have agreed to amend certain provisions of the Underlying Agreement in order to recognize the Executive's new role within the Company, together with certain new rights and obligations of each of the Parties related thereto, in the manner as now set forth in this "Amending Agreement To Employment Agreement" (the "Agreement") in this instance;

                    NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual promises, covenants and agreements herein contained, THE PARTIES HERETO COVENANT AND AGREE WITH EACH OTHER as follows:

Article 1
AMENDMENT TO THE UNDERLYING AGREEMENT

1.1               Amendment to the Underlying Agreement. , in part, of the Executive's recent determination to resign as an executive officer and director of the Company, while at the same continuing to provide to the Company various corporate development and financing services which the Executive has heretofore provided to the Company within the scope of the Underlying Agreement, the Parties hereto hereby acknowledge and agree that the following provisions of the Underlying Agreement are hereby either altered or deleted with the following provisions of this Agreement being substituted therefore:

(a)       Paragraph "1." of the Underlying Agreement is hereby deleted in its entirety with the following Paragraph being substituted in its stead:

"1.     Employment

The Executive shall be employed as a consultant to the Company in order to provide the Company with such corporate development and financing services as may be required, from time to time, by the Board of Directors of the Company, in order to maintain and develop the Company's various business interests.";

(b)       Paragraph "2." of the Underlying Agreement is hereby deleted in its entirety with the following Paragraph being substituted in its stead:

"2.     Term

This Agreement shall be for an initial term commencing on the Effective Date hereof and continuing until December 31, 2006 (the "Initial Term"), subject, however, to termination during such Initial Term as provided herein. The Company agrees to notify the Executive in writing at least 120 calendar days prior to the end of the Initial Term of its intent not to renew this Agreement (the "Company's Non-Renewal Notice"). Should the Company fail to provide a Company's Non-Renewal Notice this Agreement shall automatically renew on a four-month term renewal basis after the Initial Term (each being an "Extended Term") until otherwise specifically renewed in writing by each of the Parties hereto for the next Extended Term of renewal or, otherwise, terminated upon delivery by the Company of a corresponding and follow-up 120 calendar day Company's Non-Renewal Notice in connection with and within 120 calendar days prior to the end of any such Extended Term renewal period. Any such Extended Term on a four-month basis shall be on the same terms and conditions contained herein unless modified and agreed to in writing by the Parties in advance.";

(c)     Paragraph "5." of the Underlying Agreement is hereby amended by adding the following final sentence thereto as follows:

"As a further inducement for the Executive to enter into this Agreement, it is hereby acknowledged and agreed that, should this Agreement lapse or be terminated for any reason other than Cause, the Executive shall have the unfettered right, for a period of up to 12 months from said date of lapse or termination, to exercise all or any portion of his Stock Option granted under this Agreement.";

(d)     Paragraph "7(b)" of the Underlying Agreement is hereby deleted in its entirety with the following Paragraph being substituted in its stead:

"(b)     In addition to the compensation provided to the Executive pursuant to Paragraphs 4, 5, 6 and 7 hereof, the Company agrees to:

    reimburse the Executive for reasonable, pre-approved, entertainment, travel, lodging and other miscellaneous expenses, whether local or out-of-city, incurred on its behalf and directly related to the performance of his duties under this Agreement. This reimbursement shall include the payment of reasonable expenses for attending meetings of trade and/or professional associations. The Executive shall submit an itemized statement and satisfactory documentation of the expenses proposed to be incurred before being authorized by the Company in each such instance;

    provide the Executive with, for both business and personal use so long as he is actually working for the Company under this Agreement, and pay for the use of a cellular phone for the performance of his duties under this Agreement;

    reimburse the Executive for health care insurance in the amount of U.S. $604.00 per month during the continuance of this Agreement;

    provide the Executive, for both business and personal use so long as he is actually working for the Company under this Agreement, a lease allowance for an automobile of U.S. $800.00 per month; and the Company shall be responsible for all expenses (including adequate insurance), repairs and maintenance thereof; provided, however, that the Executive shall be responsible for his gas and oil expenses for automobile travel. The Company shall also include the Executive as an insured under its liability insurance policies with coverage at least equal to the coverage under its current liability insurance policies; and

    provide the Executive, for both business and personal use so long as he is actually working for the Company under this Agreement, the present residence in Pleasantville, California (the "Residence"), which has heretofore been utilized by the Executive and the rental payments for which are being paid for by the Company; with the understanding that the Executive will assist the Company in ensuring that the Residence will be made available for use by the incoming Chief Executive Officer of the Company upon his visiting the Company's facilities in Livermore, California, and with the further understanding that the Executive's present personal items within the Residence will be inventoried in order to clearly establish the ownership and responsibility therefore during the shared use of the Residence."

(e)     Paragraph "10." of the Underlying Agreement is hereby deleted in its entirety with the following Paragraph being substituted in its stead:

"(a)     The Executive's employment under this Agreement may be terminated at any time by the Board. Except as otherwise provided in this Agreement, any termination by the Board other than for Cause shall not prejudice the Executive's right to receive:

    compensation in accordance with Paragraphs 4, 5 and 7 of this Agreement for the remainder of the Initial Term or any Extended term hereof; and

    the other benefits provided by this Agreement for the remainder of the Initial Term or any Extended term hereof.

(b)     The Executive shall have no right to receive compensation or other benefits under this Agreement for any period after the date of termination for Cause. For purposes of this Agreement, termination for "Cause" shall mean only the following events:

    personal dishonesty;

    material breach of any provision of this Agreement;

    breach of a fiduciary duty involving personal gain or profit;

    intentional failure to perform stated duties;

    a material breach of the reasonable policies and procedures for the operation of the Company provided to the Executive by formal action of the Company's Board;

    willful violation of any law, rule, regulation (other than a law, rule or regulation relating to a traffic violation or similar offense) or final cease-and-desist order; or

    willful misconduct.

For purposes of Paragraph 10(b)(6) and 10(b)(7), no act, or failure to act, on the Executive's part shall be considered 'willful' unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interests of the Company; and, for the purposes of Paragraph 10(b)(6), a cease-and-desist order shall not become final until exhaustion or lapse of all (administrative and judicial) appeal rights in relation thereto.

(c)     The Executive shall not be deemed to have been terminated for Cause unless there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire Board of the Company at a meeting of the Board duly called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth above in the second sentence of this Paragraph 10(b) and specifying the particulars thereof in detail. In no event will the Executive be subject to termination for cause pursuant to Paragraph 10(b)(2) above unless the Executive shall have failed to cure, correct or prevent the alleged breach within 30 calendar days after such Board resolution has been delivered to the Executive.

(d)     This Agreement may be terminated by the Executive at any time upon 120 calendar days' prior written notice to the Company or upon such shorter period as may be agreed upon between the Executive and the Board. In the event of such termination the Company shall be obligated only to continue to pay the Executive his Base Salary up to the date of termination and those retirement and/or employee benefits which have been earned or become payable up to the date of termination.

    If the Executive's employment terminates by reason of the Executive's "Disability" (as hereinafter defined), the Company shall pay the Executive his Base Salary as follows: For the first ninety (90) calendar days of the Executive's Disability, the Executive shall be entitled to one hundred percent (100%) of the Executive's Base Salary. In the event that the Executive's Disability continues beyond ninety (90) calendar days, the Executive shall receive sixty percent (60%) of the Executive's Bases Salary up and until the Executive attains the age of sixty-seven (67). If the Executive's employment terminates by reason of the Executive's Disability, the Company shall also pay the Executive any benefits or awards which, pursuant to the terms of any compensation or benefit plan, have been earned or have become payable, but which have not yet been paid to the Executive, and a pro rata portion of any Discretionary Incentive Bonus that the Executive would have been entitled to receive in respect of the year in which the Executive's date of termination occurs had he continued in employment until the end of such calendar year.

    In the event the Executive's employment terminates by reason of death, the Company will cause to be continued medical, hospitalization, dental and group life insurance coverage, as well as any other similar type benefits offered from time to time by the Company to its employees for the Executive's family (including dependents up to age 21) substantially identical to that maintained by the Company for the Executive prior to his death. The Company's obligation to provide health coverage for the Executive's family will cease twelve (12) months after the Executive's death. Notwithstanding the foregoing, the Company is not obligated to continue any coverage if to do so would be contrary to law, or if the Company receives written notice from an insurer stating that the insurer cannot continue the coverage for the Executive's family.";

(f)     Paragraph "12." of the Underlying Agreement is hereby deleted in its entirety;

(g)     Paragraph "13." of the Underlying Agreement is hereby deleted in its entirety;

(h)     Paragraph "14." of the Underlying Agreement is hereby deleted in its entirety; and

(i)     Paragraph "16." of the Underlying Agreement is hereby deleted in its entirety.

1.2               Effect of the Underlying Agreement. Save as hereby amended in accordance with section "1.2" hereinabove, the Underlying Agreement remains in full force and effect as unamended.

Article 2
GENERAL PROVISIONS

2.1               Entire agreement. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties hereto with respect to the subject matter of this Agreement.

2.2               Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties hereto and their respective heirs, executors, administrators and assigns.

2.3               Time of the essence. Time will be of the essence of this Agreement.

2.4               Representation and costs. It is hereby acknowledged by each of the Parties hereto that Lang Michener LLP, Lawyers - Patent & Trade Mark Agents, act solely for the Company, and, correspondingly, that the Executive has been required by each of Lang Michener LLP and the Company to obtain independent legal advice with respect to its review and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties hereto that Lang Michener LLP, and certain or all of its principal owners or associates, from time to time, may have both an economic or shareholding interest in and to the Company and/or a fiduciary duty to the same arising from either a directorship, officership or similar relationship arising out of the request of the Company for certain of such persons to act in a similar capacity while acting for the Company as counsel. Correspondingly, and even where, as a result of this Agreement, the consent of each Party hereto to the role and capacity of Lang Michener LLP, and its principal owners and associates, as the case may be, is deemed to have been received, where any conflict or perceived conflict may arise, or be seen to arise, as a result of any such capacity or representation, each Party hereto acknowledges and agrees to, once more, obtain independent legal advice in respect of any such conflict or perceived conflict and, consequent thereon, Lang Michener LLP, together with any such principal owners or associates, as the case may be, shall be at liberty at any time to resign any such position if it or any Party hereto is in any way affected or uncomfortable with any such capacity or representation. Each Party to this Agreement will also bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by Lang Michener LLP, shall be at the cost of the Company.

2.5               Applicable law. For all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the State of Indiana, U.S.A.

2.6               Further assurances. The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto or their respective counsel in order to carry out the true nature and intent of this Agreement.

2.7               Severability and construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to any of the Parties hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).

2.8               Counterparts. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary and, if required, by facsimile, each of which so signed being deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the Effective Date as set forth on the front page of this Agreement.

                    IN WITNESS WHEREOF each of the Parties hereto have hereunto set their respective hands and seals in the presence of their duly authorized signatories effective as of the Effective Date as set forth in the front page of this Agreement.

The CORPORATE SEAL of POWER AIR CORPORATION, the Company herein, was hereunto affixed in the presence of: "Paul D. Brock" Authorized Signatory	) ) ) ) ) ) ) )	(C/S)

SIGNED, SEALED and DELIVERED by
STEVE WILLIAMS,
the Executive herein, in the presence of:

_________________________________
Witness Signature

_________________________________
Witness Address

_________________________________
Witness Name and Occupation

) ) ) ) ) ) ) ) ) ) ) ) ) )	"Steve Williams" STEVE WILLIAMS

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Schedule A

                    This is Schedule "A" to that certain Amending Agreement To Employment Agreement between Power Air Corporation and Steve Williams.

Underlying Agreement

Refer to the materials attached hereto.

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